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                                                                     EXHIBIT 4.1


                                  [EAGLE LOGO]

COMMON STOCK                                  COMMON STOCK
  Number                                         Shares
SRG

                          SPECIALTY RETAIL GROUP, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
                                             CUSIP: 84751D 10 6
                                       SEE REVERSE FOR CERTAIN INSTRUCTIONS

THIS IS TO CERTIFY THAT


        is the owner of



 FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE $.001 PER SHARE, OF THE COMMON STOCK OF

                          SPECIALTY RETAIL GROUP, INC.



transferable in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The Common Stock is issued subject to all of the provisions of the Articles of Incorporation, as amended, and the holder hereof, by accepting this certificate, assents to and is bound by all of such provisions, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

         Signature                                 Signature
                           [CORPORATE SEAL]
         President                                 Secretary